UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2006

NVR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-956-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2006, NVR, Inc. (the "Company") executed a Commitment and Acceptance increasing the commitment under its existing revolving credit agreement with JPMorgan Chase Bank, as Administrative Agent, and the Lenders that are parties thereto, dated December 7, 2005 (the "Credit Agreement"), by $45 million to an aggregate commitment of $445 million. The Credit Agreement includes an accordion feature permitting the Company to request increases in the principal amount available for borrowing under the Credit Agreement, subject to Administrative Agent approval and the agreement of existing or new lenders to provide such increase, up to an aggregate commitment of $600 million. There were no changes made to any other terms of the Credit Agreement.

The Commitment and Acceptance is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

March 30, 2006	By:	/s/ Dennis M. Seremet

Name: Dennis M. Seremet
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Commitment and Acceptance dated March 27, 2006